Exhibit 99.1

     Network Appliance Announces Results for First Quarter Fiscal Year 2006


    SUNNYVALE, Calif.--(BUSINESS WIRE)--Aug. 17, 2005--Network Appliance, Inc. (NASDAQ:NTAP), the leader in advanced networked storage solutions, today reported results for the first quarter of fiscal year 2006. Revenues for the first fiscal quarter were $448.4 million, an increase of 25% compared to revenues of $358.4 million for the same period a year ago and a decrease of 1% compared to $451.8 million in the prior quarter.
    For the first fiscal quarter, GAAP net income was $60.1 million, or $0.16 per share(1) compared to GAAP net income of $46.9 million, or $0.13 per share for the same period in the prior year. Non-GAAP(2) net income for the first fiscal quarter was $62.1 million, or $0.16 per share, compared to non-GAAP net income of $49.9 million, or $0.13 per share for the same period a year ago.
    "With 25% revenue growth, we continue to grow significantly faster than the storage market and gain share. We are pleased with the success of our new FAS3000 midrange product line, despite the product transition issues that resulted in revenues a little short of our expectations," said Dan Warmenhoven, CEO of Network Appliance. "We are also encouraged by our growing relationships with partners, particularly IBM's recent introduction of their first product resulting from our OEM agreement."

    Outlook

    -- Network Appliance estimates that year-over-year growth in revenue for the second quarter of fiscal year 2006 will be in the range of 25% to 28%. This projection reflects a quarter-over-quarter sequential growth rate of approximately 5% to 7%.

    -- The company expects second quarter GAAP earnings per share to finish between $0.17 and $0.18 per share. Network Appliance expects second quarter non-GAAP earnings per share to be in the range of $0.18 to $0.19 per share.

    -- For the full fiscal year, Network Appliance estimates that revenues will finish in the range of 25% to 28% higher than fiscal year 2005.

    -- The company expects GAAP earnings per share for fiscal year 2006 to be between $0.74 and $0.77 per share. Network
        Appliance estimates full-year non-GAAP earnings per share to be in the range of $0.76 to $0.79 per share.

    Quarterly Highlights

    During the first quarter of fiscal year 2006, Network Appliance extended its leadership in data protection through a definitive agreement to acquire Decru, expanded its footprint in midrange storage and in global service offerings, and advanced its relationship with IBM in the virtualization and NAS markets.
    In this quarter, NetApp entered into a definitive agreement to acquire Decru, a privately held company based in Redwood City, California, for approximately $272 million in cash and stock. Decru, a market leader in storage security, offers data protection solutions to address a range of needs for enterprises and governments, including regulatory compliance, privacy, secure consolidation, and outsourcing. Decru DataFort(TM) appliances protect the core of the storage network by seamlessly inserting a layer of strong encryption, authentication, access controls, and compartmentalization. Since January 2004, NetApp and Decru have worked together to deliver solutions to customers in sectors including investment banking, healthcare, semiconductors, software, and the federal government. This acquisition is expected to close during the second quarter of fiscal year 2006, subject to receipt of required regulatory approvals and other customary closing conditions.
    Also during the quarter, NetApp and IBM announced their intention to extend their strong relationship to encompass the growing technologies of virtualization and blade solutions. The focus is on combining IBM's storage virtualization technologies and the full line of NetApp V-Series and FAS storage systems into integrated solutions, signaling the beginning of efforts to collaborate to exploit the synergies between the companies' respective virtualization technologies. NetApp also announced that it plans to join IBM as one of nine founding members in the new Blade.org industry community. The community was conceived to enhance the relationships between the founding members and to serve as a catalyst for the industry to create new blade technology. NetApp is already providing back-end storage systems for IBM eServer(R) BladeCenter(TM).
    On the product front, NetApp unveiled two new midrange storage systems -- the NetApp FAS3020 and FAS3050 plus a new serial ATA (SATA) option for primary storage applications. Concurrently, NetApp debuted two new V-Series virtualization engines -- the NetApp V3020 and V3050. These new solutions, combined with Data ONTAP(TM) 7G software, address three significant customer pain points -- high storage acquisition costs, low storage resource utilization, and increasing storage management costs -- with elegant, powerful, and scalable solutions that help today's enterprise tailor its storage needs to its business and data demands. The new systems also significantly increase NetApp midrange performance.
    Additionally, NetApp debuted two new midrange NetCache systems -- the NetApp C2300 and C3300 -- to strengthen the company's Internet access and security solution for enterprise data centers. The C2300 and C3300 provide more midrange deployment options than the previous NetCache portfolio. The new systems double NetCache price performance compared to older NetCache systems.
    NetApp maintained its leadership in the Secure Content and Application Delivery market for the fourth consecutive time according to IDC's (3)Secure Content and Application Delivery 2005-2009 Forecast and Analysis, IDC# 33455. According to IDC, in 2004, NetApp captured 32.1% of the revenue market share and maintained a leadership position with its NetCache customer offerings, which include solutions for Internet access and security, streaming media, and business application acceleration. Overall, the secure content and application delivery market grew by 15% from 2003 to 2004.
    In service and support, NetApp announced a new generation of its service and support offering, ConsultingEdge, with six packaged consulting and integration services, designed to simplify complex storage and data management needs and speed time to production of NetApp solutions within customers' data infrastructures and the first support solution designed exclusively for government agencies, SupportEdge Secure for Government. NetApp SupportEdge Secure for Government is a highly customized service package that provides confidential and secure assistance in the support and management of NetApp storage solutions to both classified and nonclassified government agencies. With this offering, NetApp has designed a pioneering set of tools that allows filtering of restricted or classified information from government files prior to making them available for troubleshooting purposes.
    On the partner front, NetApp unveiled several new solution enhancements and partner offerings with Arkivio, Decru, FileNet, Interwoven, Microsoft, SAP, and Symantec to address a variety of data concerns including bringing scalability to ILM, compliance, IP SAN support, content management, enhancing data protection and consumer data security, increased data recovery, SQL server support, enhanced storage management and other business-critical initiatives facing enterprise customers.
    In corporate news, NetApp was named by IDG's Computerworld as one of the "100 Best Places to Work in IT." NetApp ranked in fifth place on an impressive list of U.S. companies spanning several industries, based on employee feedback. NetApp also appointed Jeffry R. Allen to its board of directors. Allen transitioned to the board from his former role as the executive vice president of Business Operations at Network Appliance. Allen's appointment brought the number on the Network Appliance board to 10.

    Conference Call and Webcast Information

    -- The NetApp quarterly results conference call will be broadcast live via the Internet at http://investors.netapp.com/ on Wednesday, August 17, 2005, at 2:00 p.m. Pacific Time. This press release and any other information related to the call will also be posted to the Web site at that location. The conference call will also be available live in a listen-only format at (800) 299-7098 in the United States and (617) 801-9715 outside the United States. The passcode for both numbers is 27942294.

    -- A replay will be available for seven days following completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, with replay code 73629016. The webcast replay will be posted on our website for at least one year.

    About Network Appliance

    Network Appliance is a world leader in unified storage solutions for today's data-intensive enterprise. Since its inception in 1992, Network Appliance has delivered technology, product, and partner firsts that simplify data management. Information about Network Appliance solutions and services is available at www.netapp.com.

    "Safe Harbor" Statement under U.S. Private Securities Litigation Reform Act of 1995

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section, statements regarding the anticipated closing of and benefits to be derived from NetApp's pending acquisition of Decru, and statements regarding anticipated benefits from NetApp's relationship with IBM and other industry partners. These forward-looking statements involve risks and uncertainties, and actual results could vary. Factors that could impact our ability to achieve our goals include general economic and industry conditions, including expenditure trends for storage-related products; our ability to deliver new product architectures and enterprise service offerings, and our ability to design products and services that compete effectively from a price and performance perspective; foreign currency exchange rate fluctuations, and other important factors as described in Network Appliance, Inc.'s reports and documents filed from time to time with the Securities and Exchange Commission, including our most recently submitted 10-K and 10-Q.

(1) Earnings per share represent the diluted number of shares for all periods presented.
(2) Non-GAAP results for all periods presented and the projections in the Outlook section exclude amortization of intangible assets, stock compensation, restructuring charges (recoveries), net gain on investments and the related effects on income taxes.
(3) IDC's Secure Content and Application Delivery 2005-2009 Forecast and Analysis, IDC# 33455.

    NetApp and NetCache are trademarks and Network Appliance and Data ONTAP are trademarks of Network Appliance, Inc. in the U.S. and other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

    Network Appliance Usage of Non-GAAP Financials

    The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.



                        NETWORK APPLIANCE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)

                                               July 29,    April 30,
                                                 2005        2005
                                             -----------  -----------

                   ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                $  231,585   $  193,542
    Short-term investments                      983,153      976,423
    Accounts receivable, net                    239,015      296,885
    Inventories                                  40,343       38,983
    Prepaid expenses and other                   32,663       32,472
    Deferred income taxes                        35,558       37,584
                                              ----------   ----------
        Total current assets                  1,562,317    1,575,889

PROPERTY AND EQUIPMENT, net                     443,760      418,749

GOODWILL                                        297,661      291,816
INTANGIBLE ASSETS, net                           23,982       21,448
OTHER ASSETS                                     68,943       64,745
                                              ----------   ----------
                                             $2,396,663   $2,372,647
                                              ==========   ==========



    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                         $   80,579   $   83,572
    Income taxes payable                         14,251       20,823
    Accrued compensation and related benefits    66,839      100,534
    Other accrued liabilities                    55,414       53,262
    Deferred revenue                            278,705      261,998
                                              ----------   ----------
        Total current liabilities               495,788      520,189

LONG-TERM DEFERRED REVENUE                      206,705      187,180
LONG-TERM OBLIGATIONS                             3,340        4,474
                                              ----------   ----------
                                                705,833      711,843
                                              ----------   ----------

STOCKHOLDERS' EQUITY                          1,690,830    1,660,804
                                              ----------   ----------
                                             $2,396,663   $2,372,647
                                              ==========   ==========


                        NETWORK APPLIANCE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                              (Unaudited)


                                                    Quarter Ended
                                                 --------------------
                                                 July 29,   July 30,
                                                   2005       2004
                                                 ---------  ---------

REVENUES:
   Product revenue                               $394,630   $324,627
   Service revenue                                 53,773     33,794
                                                  --------   --------
      Total revenues                              448,403    358,421
                                                  --------   --------
COST OF REVENUES:
   Cost of product revenue                        133,755    114,215
   Cost of service revenue                         41,162     29,248
                                                  --------   --------
      Total cost of revenues                      174,917    143,463
                                                  --------   --------
GROSS MARGIN                                      273,486    214,958
                                                  --------   --------

OPERATING EXPENSES:
    Sales and marketing                           137,299    103,311
    Research and development                       50,802     38,703
    General and administrative                     21,041     16,882
    Stock compensation                              2,028      2,104
    Restructuring charges (recoveries)             (1,256)         -
                                                  --------   --------
        Total operating expenses                  209,914    161,000
                                                  --------   --------

INCOME FROM OPERATIONS                             63,572     53,958

OTHER INCOME (EXPENSES), net:
    Interest income                                 9,048      4,082
    Other expenses, net                              (272)      (912)
    Net gain on investments                            33          -

                                                  --------   --------
          Total other income, net                   8,809      3,170
                                                  --------   --------

INCOME BEFORE INCOME TAXES                         72,381     57,128

PROVISION FOR INCOME TAXES                         12,261     10,266
                                                  --------   --------

NET INCOME                                       $ 60,120   $ 46,862
                                                  ========   ========

NET INCOME PER SHARE:
    BASIC                                        $   0.16   $   0.13
                                                  ========   ========

    DILUTED                                      $   0.16   $   0.13
                                                  ========   ========

SHARES USED IN PER SHARE CALCULATION:
    BASIC                                         367,438    356,743
                                                  ========   ========

    DILUTED                                       386,383    372,974
                                                  ========   ========



                        NETWORK APPLIANCE, INC.
       NON-GAAP (1) CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                              (Unaudited)

                                                    Quarter Ended
                                                 --------------------
                                                 July 29,    July 30,
                                                   2005        2004
                                                 ---------  ---------

REVENUES:
   Product revenue                               $394,630   $324,627
   Service revenue                                 53,773     33,794
                                                  --------   --------
      Total revenues                              448,403    358,421
                                                  --------   --------
COST OF REVENUES:
   Cost of product revenue                        132,647    113,357
   Cost of service revenue                         41,162     29,248
                                                  --------   --------
      Total cost of revenues                      173,809    142,605
                                                  --------   --------
GROSS MARGIN                                      274,594    215,816
                                                  --------   --------

OPERATING EXPENSES:
    Sales and marketing                           137,092    103,104
    Research and development                       50,802     38,703
    General and administrative                     19,685     15,614
                                                  --------   --------
        Total operating expenses                  207,579    157,421
                                                  --------   --------

INCOME FROM OPERATIONS                             67,015     58,395

OTHER INCOME (EXPENSES), net                        8,776      3,170
                                                  --------   --------

INCOME BEFORE INCOME TAXES                         75,791     61,565

PROVISION FOR INCOME TAXES                         13,642     11,697

                                                 ---------  ---------
NET INCOME                                       $ 62,149   $ 49,868
                                                  ========   ========

NET INCOME PER SHARE:
    BASIC                                        $   0.17   $   0.14
                                                  ========   ========

    DILUTED                                      $   0.16   $   0.13
                                                  ========   ========

SHARES USED IN PER SHARE CALCULATION:
    BASIC                                         367,438    356,743
                                                  ========   ========

    DILUTED                                       386,383    372,974
                                                  ========   ========

(1) Non-GAAP results of operations exclude amortization of intangible assets, stock compensation, restructuring charges (recoveries), net gain on investments and the related effects on income taxes.



                        NETWORK APPLIANCE, INC.
                  RECONCILIATION OF NON-GAAP AND GAAP
          IN THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                              (Unaudited)

                                                    Quarter Ended
                                                 --------------------
                                                  July 29,   July 30,
                                                    2005       2004
                                                 ---------  ---------

SUMMARY RECONCILIATION OF NET INCOME
------------------------------------
NET INCOME                                       $ 60,120   $ 46,862

Adjustments:
    Amortization of intangible assets               2,671      2,333
    Stock compensation                              2,028      2,104
    Restructuring (recoveries)                     (1,256)         -
    Net (gain) on investments                         (33)         -
    Income tax effect                              (1,381)    (1,431)

                                                 ---------  ---------
NON-GAAP NET INCOME                              $ 62,149   $ 49,868
                                                  ========   ========

DILUTED NON-GAAP NET INCOME PER SHARE            $   0.16   $   0.13
                                                  ========   ========
SHARES USED IN DILUTED NON-GAAP NET INCOME
      PER SHARE CALCULATION:                      386,383    372,974
                                                  ========   ========

DETAILED RECONCILIATION OF SPECIFIC ITEMS:
------------------------------------------

COST OF REVENUES                                 $174,917   $143,463
Adjustment:
    Amortization of intangible assets              (1,108)      (858)

                                                 ---------  ---------
NON-GAAP COST OF REVENUES                        $173,809   $142,605
                                                  ========   ========

GROSS MARGIN                                     $273,486   $214,958
Adjustment:
    Amortization of intangible assets               1,108        858

                                                 ---------  ---------
NON-GAAP GROSS MARGIN                            $274,594   $215,816
                                                  ========   ========

SALES AND MARKETING EXPENSES                     $137,299   $103,311
Adjustments:
    Amortization of intangible assets                (207)      (207)

                                                 ---------  ---------
NON-GAAP SALES AND MARKETING EXPENSES            $137,092   $103,104
                                                  ========   ========

GENERAL AND ADMINISTRATIVE EXPENSES              $ 21,041   $ 16,882
Adjustments:
    Amortization of intangible assets              (1,356)    (1,268)

                                                 ---------  ---------
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES     $ 19,685   $ 15,614
                                                  ========   ========

OPERATING EXPENSES                               $209,914   $161,000
Adjustments:
    Stock compensation                             (2,028)    (2,104)
    Amortization of intangible assets              (1,563)    (1,475)
    Restructuring recoveries                        1,256          -

                                                 ---------  ---------
NON-GAAP OPERATING EXPENSES                      $207,579   $157,421
                                                  ========   ========

INCOME FROM OPERATIONS                           $ 63,572   $ 53,958
Adjustments:
    Amortization of intangible assets               2,671      2,333
    Stock compensation                              2,028      2,104
    Restructuring (recoveries)                     (1,256)         -

                                                 ---------  ---------
NON-GAAP INCOME FROM OPERATIONS                  $ 67,015   $ 58,395
                                                  ========   ========

TOTAL OTHER INCOME (EXPENSES), NET               $  8,809   $  3,170
Adjustments:
    Net (gain) on investments                         (33)         -

                                                 ---------  ---------
NON-GAAP TOTAL OTHER INCOME (EXPENSES), NET      $  8,776   $  3,170
                                                  ========   ========

INCOME BEFORE INCOME TAXES                       $ 72,381   $ 57,128
Adjustments:
    Amortization of intangible assets               2,671      2,333
    Stock compensation                              2,028      2,104
    Restructuring (recoveries)                     (1,256)         -
    Net (gain) on investments                         (33)         -

                                                 ---------  ---------
NON-GAAP INCOME BEFORE INCOME TAXES              $ 75,791   $ 61,565
                                                  ========   ========

PROVISION FOR INCOME TAXES                       $ 12,261   $ 10,266
Adjustments:
    Income tax effect                               1,381      1,431

                                                 ---------  ---------
NON-GAAP PROVISION FOR INCOME TAXES              $ 13,642   $ 11,697
                                                  ========   ========


                        NETWORK APPLIANCE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                            (In thousands)
                              (Unaudited)

                                                 Three Months Ended
                                               ----------------------
                                               July 29,     July 30,
                                                 2005         2004
                                               ----------  ----------
Cash Flows from Operating Activities:
  Net income                                   $  60,120   $  46,862
  Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation                                14,756      13,242
      Amortization of intangible assets            2,671       2,333
      Amortization of patents                        495         450
      Stock compensation                           2,028       2,104
      Net (gain) on investments                      (33)        (29)
      Net loss on disposal of equipment              404           7
      Allowance for doubtful accounts               (379)       (154)
      Deferred rent                                   48          90
      Changes in assets and liabilities:
           Accounts receivable                    57,892      (5,757)
           Inventories                            (4,998)     (3,331)
           Prepaid expenses and other assets      (3,997)     (1,429)
           Accounts payable                       (2,691)     (1,075)
           Income taxes payable                    9,648       4,851
           Accrued compensation and related
            benefits                             (32,418)    (14,535)
           Other accrued liabilities              (1,302)      2,697
           Deferred revenue                       36,716      30,342
                                                ---------   ---------
                  Net cash provided by
                   operating activities          138,960      76,668
                                                ---------   ---------
Cash Flows from Investing Activities:
  Purchases of investments                      (222,787)   (148,646)
  Redemptions of investments                     213,977     139,045
  Increase in restricted cash                     (1,504)          -
  Purchases of property and equipment            (33,538)    (32,265)
  Proceeds from sales of investments                  62         298
  Purchases of equity securities                    (275)          -
  Purchase of business, net of cash acquired     (11,831)          -
                                                ---------   ---------
                  Net cash used in investing
                   activities                    (55,896)    (41,568)
                                                ---------   ---------
Cash Flows from Financing Activities:
  Proceeds from sale of common stock related to
   employee stock transactions                    50,763      23,202
  Tax withholding payments reimbursed by
   restricted stock                                 (419)          -
  Repurchases of common stock                    (95,543)    (47,742)
                                                ---------   ---------
                  Net cash used in financing
                   activities                    (45,199)    (24,540)
                                                ---------   ---------

Effect of Exchange Rate Changes on Cash and
 Cash Equivalents                                    178         334

Net Increase in Cash and Cash Equivalents         38,043      10,894
Cash and Cash Equivalents:
  Beginning of period                            193,542      92,328
                                                ---------   ---------
  End of period                                $ 231,585   $ 103,222
                                                =========   =========
Noncash Investing and Financing Activities:
  Conversion of evaluation inventory to
   fixed assets                                $   3,638   $   2,729
  Deferred stock compensation, net
   of reversals                                $   2,634   $    (546)
  Income tax benefit from employee stock
   transactions                                $  16,289   $   5,692
  Acquisition of property and equipment
   on account                                  $   3,561   $       -
  Options assumed for acquired business        $   2,314   $       -
Supplemental cash flow information:
  Income taxes paid                            $   2,014   $   6,826



                        NETWORK APPLIANCE, INC.
              RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
                    EXPRESSED AS EARNINGS PER SHARE
                  SECOND QUARTER AND FISCAL YEAR 2006
                              (Unaudited)


                                 Projected Second    Projected Annual
                                  Quarter Revenue      FY06 Revenue
                                   Growth Range        Growth Range
                               ---------------------------------------

                                   5%        7%         25%      28%
                                -------- --------    -------- --------

ADJUSTMENTS OF SPECIFIC ITEMS TO
   EARNINGS PER SHARE FOR THE
   SECOND QUARTER
   AND FISCAL YEAR 2006 ($):

COST OF REVENUES
Adjustment:
    Amortization of intangible
     assets                     (0.0029)   (0.0029)  (0.0115) (0.0115)

OPERATING EXPENSES
Adjustments:
    Stock compensation          (0.0055)   (0.0055)  (0.0227) (0.0227)
    Amortization of intangible
     assets                     (0.0009)   (0.0009)  (0.0056) (0.0056)
    Restructuring charges                             0.0033   0.0033


TOTAL OTHER INCOME
 (EXPENSES), NET
Adjustments:
    Net (gain)/loss on
     investments                                      0.0001   0.0001


PROVISION FOR INCOME TAXES
Adjustments:
    Income tax effect            0.0039     0.0040    0.0160   0.0163

                                -------- ----------  -------- --------
NET DECREASE IN EARNINGS
 PER SHARE                      (0.0054)   (0.0053)  (0.0204) (0.0201)
                                ======== ==========  ======== ========



    CONTACT: Network Appliance, Inc.
             Jodi Baumann, 408-822-3974 (Press)
             jodi@netapp.com
             Tara Calhoun, 408-822-6909 (Investors)
             tara@netapp.com
             Billie Fagenstrom, 408-822-6428 (Investors) billief@netapp.com